UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2005

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 23, 2005, Keystone Automotive Operations, Inc. (the “Company”) entered into Amendment No. 2 to Credit Agreement and Amendment No. 1 to Guarantee and Security Agreement (the “Amendment”) to (i) the Credit Agreement dated as of October 30, 2003 (as amended by Amendment No. 1 to Credit Agreement dated as of March 14, 2005) among Keystone Automotive Holdings, Inc. (“Holdings”), the Company, the lenders party thereto (collectively, the “Lenders”) and Bank of America, N.A. (“BOA”), as Administrative Agent, Swing Line Lender and L/C Issuer (the “Credit Agreement”) and (ii) the Guarantee and Security Agreement dated as of October 30, 2003 among Holdings, the Company, the guarantors party thereto and BOA, as Administrative Agent (the “Security Agreement”).

The Amendment effects the addition of a new tranche of term loans under the Credit Agreement designated as “Term C Loans”. The aggregate principal amount of the Term C Loans is $90,000,000 and will be used, in part, to finance the acquisition by the Company of Reliable Investments, Inc. (“Reliable”) (including the payment of certain one-time expenses, capital expenditures and other payments made in connection with such acquisition), to pay fees and expenses incurred in connection with such acquisition, to repay a portion of the revolving loans outstanding under the Credit Agreement and for general corporate purposes of the Company and its subsidiaries. The rates for borrowing under the Term C Loans shall initially be 2.50% per annum over the Eurodollar Rate (as defined in the Credit Agreement) and 1.50% per annum over the Base Rate (as defined in the Credit Agreement). The Term C Loans shall amortize on a quarterly basis commencing April 1, 2006 and shall mature on October 30, 2010. In addition, the Amendment added Reliable and its subsidiaries as “Guarantors” under the Credit Agreement and the Security Agreement and amended certain financial covenants in the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 23, 2005, pursuant to a Stock Purchase Agreement dated November 11, 2005, as amended by the Amendment to the Stock Purchase Agreement dated December 13, 2005, the Company acquired all of the issued and outstanding shares of capital stock (including warrants) of Reliable from Robert L. Price, Gregory W. Doyle, Daniel E. Richardson and CID Mezzanine Capital, L.P. for an aggregate consideration of $63 million, consisting of $50,400,000 in cash and $12,600,000 in seller notes. The seller notes are obligations of Holdings, bear interest at a rate of 8% per annum that is payable “in kind” on a quarterly basis and mature on November 1, 2011. The seller notes require payment by Holdings prior to the maturity date in certain circumstances. This payment is subject to a post-closing adjustment based upon the difference between the actual and estimated amount of Reliable’s working capital as of the closing date of the acquisition.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the amendment to the Credit Agreement contained in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on December 29, 2005.

Keystone Automotive Operations, Inc.
(Registrant)

By:	/s/ Robert S. Vor Broker
Robert S. Vor Broker
Chief Executive Officer and President

By:	/s/ Bryant P. Bynum
Bryant P. Bynum
Executive Vice President and
Chief Financial Officer